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                                                                     EXHIBIT 5.1


                  OPINION OF WILSON SONSINI GOODRICH & ROSATI



                [ON WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                 July 14, 2000


ISTA Pharmaceuticals
15274 Alton Parkway, Building 100
Irvine, CA 92618

    Re:  Registration Statement on Form S-1 of
         ISTA Pharmaceuticals, Inc., a Delaware corporation
         (the "Company")


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 5, 2000, as amended on April 19, 2000 and July 14, 2000, (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,175,000 shares of Common Stock of the Company (the "Shares"). The Shares, which include up to 675,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon approval by the pricing committee, duly authorized by the Company's Board of Directors, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                           Very truly yours,



                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation


                                           /s/ Wilson Sonsini Goodrich & Rosati